SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2022 (May 17, 2022)

NIKA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	000-56234	90-0292940
(State or other jurisdiction of in Centennial Growth Equities, Inc.)	(Commission File Number)	(IRS Employer Identification No.)

2269 Merrimack Valley Avenue
Henderson, NV 89044
(Address of principal executive offices) (Zip code)

(702)-326-3615
Registrant's telephone number, including area code:

CENTENNIAL GROWTH EQUITIES, INC.
(Former Name or Former Address, If Changed Since Last Report)

2269 Merrimack Valley Avenue
Henderson, NV 89044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 14, 2022, at the Annual Shareholder Meeting of Centennial Growth Equities, Inc., the shareholders of the corporation resolved to amend the Bylaws and the Articles of Incorporation in order to reflect several resolutions voted by the majority of shareholders at the shareholder meeting.

On May 17, 2022, Centennial Growth Equities, Inc. filed an Amended and Restated Articles of Incorporation, which reflected a corporate name change from “CENTENNIAL GROWTH EQUITIES, INC.” to “NIKA PHARMACEUTICALS, INC.”, and an increase in the authorized common stock of the corporation from 90,000,000 at par value of $0.001 per share to 2,700,000,000 at par value of $0.001 per share.

On May 17, 2022, Centennial Growth Equities, Inc. filed the amended Bylaws of the corporation, which reflected the corporate name change to “NIKA PHARMACEUTICALS, INC.” and allowed for notice to the annual meetings of the shareholders via electronic mail and for the annual meetings of the shareholders to be conducted in online format at the discretion of the Board of Directors.

On August 19, 2022, Nika Pharmaceuticals, Inc. filed an Article of Amendment to reflect a change of the par value of the Corporation’s common stock and preferred stock from $0.001 to $0.0001 per share.

This summary is qualified in its entirety by reference to the Charter, the Bylaws, and Article of Amendment, copies of which are attached hereto as Exhibits 3.1, 3.2, 3.3 respectively, and are incorporated herein by reference.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description

3.1	Articles of Amendment and Restatement of NIKA PHARMACEUTICALS, INC. (formerly known as CENTENNIAL GROWTH EQUITIES, INC.)

3.2	Amended and Restated Bylaws of NIKA PHARMACEUTICALS, INC. (formerly known as CENTENNIAL GROWTH EQUITIES, INC.)

3.3	Articles of Amendment of NIKA PHARMACEUTICALS, INC. (formerly known as CENTENNIAL GROWTH EQUITIES, INC.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTENNIAL GROWTH EQUITIES, INC.

Dated: August 22, 2022	By:	/s/ Dimitar Slavchev Savov
Dimitar Slavchev Savov
Chief Executive Officer,
Director